UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	5699
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

28th Floor Cityland Pasong Tamo Tower U2807
2210 Chino Roces Avenue (Pasong Tamo)
Makati City, Philippines 1230

Telephone: (632) 893-8909

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Registered Agents of Nevada Inc

711 S Carson Street, Suite 4,

Carson City, NV 89701

Telephone: (775) 882-4641

(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copy to:

Benjamin L. Bunker, Esq.

The Bunker Law Group, PLLC

3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada 89169

benbunker@bunkerlawgroup.com

Telephone: (702) 784-5990

Facsimile: 888.460.8609

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock $0.00001 par value to be sold by the Company	18,500,000	$0.01	$185,000	$19.79

___________

(1) Calculated pursuant to Rule 457(a) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

CARO HOLDINGS INC.

18,500,000 Shares of Common Stock

$0.01 per share

$185,000 Maximum Offering

Date of Prospectus: Subject to Completion

This is the initial public offering of common stock of Caro Holdings Inc., a Nevada corporation ("we," "us," "our," or the "Company"). We are registering for sale a total of 18,500,000 shares of our common stock on a self-underwritten, "best efforts" basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our officer and director Rozh Caroro, who will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her or any shares she may sell. The offering shall terminate on the earlier of (i) the date when the sale of all 18,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 18,500,000 shares registered or (iii) one year after the effective date of this prospectus. All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company, and any funds received will be immediately available to us. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund. All offering expenses are being paid for by cash on hand or by loans from our officer. No offering expenses will be paid out of the proceeds of this Offering; therefore, net proceeds are the same as gross proceeds. If 100% of the shares being offered are sold, the Company will receive net proceeds of $185,000. There is no guarantee that this Offering will successfully raise enough funds to institute its business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our common stock is not traded on any public market, although we intend to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. ("OTCMarkets"), when the registration statement of which this Prospectus is a part is declared effective. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCBB or the OTCQB operated by OTC Market Group, Inc. There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCMarkets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTCMarkets tier will be approved. As of the date of this Prospectus, we have not made any arrangement with any market maker to quote our shares. Please refer to discussion under "Risk Factors" regarding the highly illiquid nature of investment in our shares.

The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 18,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 18,500,000 shares registered or (iii) one year after the effective date of this prospectus.

We are a small company and currently have minimal business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN "RISK FACTORS" BEGINNING ON PAGE  9 OF THIS PROSPECTUS.

We are a development stage company with nominal operations and assets. As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 9.

SUBJECT TO COMPLETION, dated June 16, 2016

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Caro Holdings Inc.", "Caro Holdings", and "the Company" are to Caro Holdings Inc. We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Being a development stage company, we have no revenues and have limited operating history. Caro Holdings Inc. was incorporated in the State of Nevada on March 29, 2016.

Caro Holdings Inc. is engaged in the subscription box business with its initial focus on offering sock subscriptions to its customers. Our subscription box will be a package of a pair of socks that will be sent directly to a customer on a recurring basis. For example, a potential subscriber will subscribe to receive a pair of socks once a month for either a period of 6 months or 12 months. Our subscription sock boxes are a marketing strategy and a method of product distribution, allowing us to target a wide range of customers and cater to their variety of specific needs and interests.

We are a small early stage company. To date, the Company's activities have been limited to the sourcing of its advertising channels, initial branding efforts, and in its formation and the raising of equity capital. We will require the funds from this offering in order to grow our current operations.

Our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as a going concern. We believe if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operation or continue operation at a limited level that is financially suitable for the Company. Our only assets since inception (March 29, 2016) are our cash and cash equivalents at March 31, 2016, consisting of approximately $18,000 in cash received from the sale of common stock to our sole officer and director, who purchased 4,500,000 of our common stock at $0.004 on March 29, 2016, for $18,000. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds").

Our monthly expense rate is approximately $1,500 per month. Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. As per the Use of Proceeds section, we are attempting to raise $185,000 from this Offering.

We plan to derive revenue by way of the sale of our subscription boxes. At present we have not yet begun generating revenue and have experience a net loss of $7,075.

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Our business and corporate address is 28th Floor Cityland Pasong Tamo Tower U2807, 2210 Chino Roces Avenue (Pasong Tamo), Makati City, Philippines 1230. Our telephone number is +632 893-0909 and our registered agent for service of process is Resident Agents of Nevada Inc. 711 S Carson Street, Suite 4, Carson City, NV, 89701. Our fiscal year end is March 31.

This is our initial public offering. We are registering a total of 18,500,000 shares of our common stock. All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of this Offering.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $46,250 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $46,250, our business may fail. Even if we raise $185,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

We will sell those 18,500,000 shares of common stock as a self-underwritten offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. The offering shall terminate on the earlier of (i) the date when the sale of all 18,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 18,500,000 shares registered or (iii) one year after the effective date of this prospectus.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid and no assurance that a trading market for our securities will ever develop.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

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As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

Similarly, as a Smaller Reporting Company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

Following is a brief summary of this Offering. Please see the PLAN OF DISTRIBUTION and TERMS OF THE OFFERING sections for a more detailed description of the terms of the Offering.

Securities being Offered by the Company	18,500,000 shares of common stock at $0.01.

Offering price	$0.01 per share for the duration of the Offering.

Offering period

The offering shall terminate on the earlier of (i) the date when the sale of all 18,500,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 18,500,000 shares registered or (iii) one year after the effective date of this prospectus.

Securities Issued and outstanding

4,500,000 shares of common stock are issued and outstanding before the offering and 23,000,000 shares will be outstanding after the Offering, assuming all shares are sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, there will be 18,375,000, 13,750,000, or 9,125,000 shares outstanding, respectively.

Offering Proceeds

$185,000 assuming 100% of the shares being sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, the proceeds will be $138,750, $92,500, or $46,250, respectively.

We intend to use these net proceeds to execute our business plan.

See "Use of Proceeds" for more information on how we intend to use the proceeds from this offering.

Registration costs

We estimate our total offering registration costs to be $18,000, and will be paid from cash on hand and not from offering proceeds. If we experience a shortage of funds prior to funding, our directors may advance funds to allow us to pay for offering costs, filing fees and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or lend funds to the Company.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

Listing	There is no trading market for our Common Stock. We intend to apply for a quotation on the OTCBB or OTCQB through a market-maker. There is no guarantee that a market-maker will agree to assist us.

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Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this Offering. If all the shares in this Offering are sold, our executive officer and director will own 20% of our common stock. However, if only 75%, 50%, or 25% of the shares in this Offering are sold, our executive officer and director will own 24%, 33%, or 49%, respectively.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted,

Summary Financial Information

Balance Sheet Data	As of March 31, 2016
Cash	$18,000
Total Assets	$18,000
Liabilities	$7,075
Total Stockholder's Equity	$10,925

Statement of Operations	For the Period from Inception to March 31, 2016
Revenue	$0
Net Loss for Reporting Period	$(7,075)

Regulation M

Our officer and director will offer and sell the shares offered hereby and are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the officer and director, sales agents, any broker-dealer or other person who participates in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as "may," "expect," "believe," "anticipate," "estimate," "project," or "continue" or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this Prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Our Financial Condition:

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 2 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business in the foreseeable future. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

Our chief executive officer, chief financial officer and principal accounting officer, and sole director has no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies. Accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Our sole officer and director have no significant experience managing a public company and no meaningful financial reporting experience as it relates to public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment in our Company.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to expand our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $46,250 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC.

There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

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We have reported no revenue and there can be no assurance that we will ever generate significant revenue or net income.

We were incorporated on March 29, 2016, and not generated any revenue and have minimal assets. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, the scaling-up of operations and the competitive environment in which we are operating. From March 29, 2016 (date of inception) to March 31, 2016, we had a net loss and accumulated deficit of $7,075. No assurance can be given that we will ever generate significant revenue or have net income. Our ability to achieve and maintain profitability and positive cash flow is dependent, among other things, upon:

•	Completion of this offering,

•	Developing our operations,

•	Creating market awareness through word of mouth, advertising in newspapers and online advertising.

We have a limited operating history, making it difficult to evaluate whether we will operate profitably.

We were incorporate on March 29, 2016 to design, develop, market, distribute and sell subscriptions for fashion socks. As a result, we do not have a meaningful historical record of sales and revenues nor an established business track record. While our management believes that we have an opportunity to be successful in the subscription business for the socks, market, there can be no assurance that we will be successful in accomplishing our business initiatives, or that we will achieve any significant level of revenues, or continue to recognize net income, from the sale of our sock products.

Unanticipated problems, expenses and delays are frequently encountered in increasing production and sales and developing new products, especially in the current stage of our business. Our ability to continue to successfully develop, produce and sell our products and to generate significant operating revenues will depend on our ability to, among other matters:

•	successfully market, distribute and sell our products or enter into agreements with third parties to perform these functions on our behalf; and

•	obtain the financing required to implement our business plan.

Given our limited operating history, our agreements with our suppliers and our lack of long-term sales history and other sources of revenue, there can be no assurance that we will be able to achieve any of our goals and develop a sufficiently large customer base to be profitable. If we are unsuccessful in addressing these risks, our business will most likely fail.

Failure to manage our growth and expansion could impair our business.

Management believes that we are poised for reasonable growth by the end of 2016 by diversifying our sales to a higher proportion of online marketing and by maintaining focus on our core social media marketing. However, no assurance can be given that we will be successful in maintaining or increasing our sales in the future. Any future growth in sales will require additional working capital and may place a significant strain on our management, management information systems, inventory management, sourcing capability, distribution facilities and receivables management. Any disruption in our order processing, sourcing or distribution systems could cause orders to be shipped late, and under industry practices, customers may be able to cancel orders or refuse to accept goods due to late shipment. Such cancellations and returns would result in a reduction in revenue, increased administrative and shipping costs and a further burden on our distribution facilities.

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Additionally, we intend from time to time to add other suppliers or manufactures, as applicable, as we deem appropriate. If we are unable to properly integrate any suppliers or manufactures, this could adversely affect our results of operation and financial condition.

The loss of Rozh Caroro would have an adverse effect on our future development and could significantly impair our ability to achieve our business objectives.

Our success is largely dependent upon the expertise and knowledge of our Chairman, Chief Executive Officer and President, Rozh Caroro, and our ability to continue to hire and retain other key personnel. The loss of Ms. Caroro could have a material adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our management or key personnel, including Ms. Caroro.

Our operating results may fluctuate significantly.

Management expects that we will experience substantial variations in our net sales and operating results from quarter to quarter. We believe that the factors which influence this variability of quarterly results include:

•	the timing of our introduction of new product lines and designs;

•	the level of consumer acceptance of each new product line and design;

•	general economic and industry conditions that affect consumer spending and retailer purchasing;

•	the availability of manufacturing capacity;

•	the seasonality of the markets in which we participate;

•	the timing of trade shows;

•	the product mix of customer orders;

•	the timing of the placement or cancellation of customer orders;

•	the weather;

•	transportation delays;

•	quotas and other regulatory matters;

•	the occurrence of charge backs in excess of reserves;

•	the timing of expenditures in anticipation of increased sales and actions of competitors; and

•	the value of the dollar in relation to other currencies.

As a result of fluctuations in our revenue and operating expenses that may occur, management believes that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors.

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Our business is subject to risks associated with importing products.

We may have to import our products and if so a portion of our import operations are subject to tariffs imposed on imported products and quotas imposed by trade agreements. In addition, the countries in which our products are imported may from time to time impose additional new duties, tariffs or other restrictions on their respective imports or adversely modify existing restrictions. Adverse changes in these import costs and restrictions, or our suppliers' failure to comply with customs or similar laws, could harm our business. We cannot assure that future trade agreements will not provide our competitors with an advantage over us, or increase our costs, either of which could have an adverse effect on our business and financial condition.

Our operations are also subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Generally, these trade agreements benefit our business by reducing or eliminating the duties assessed on products or other materials manufactured in a particular country. However, trade agreements can also impose requirements that adversely affect our business, such as limiting the countries from which we can purchase materials and setting duties or restrictions on products that may be imported into the United States from a particular country.

Our ability to import products in a timely and cost-effective manner may also be affected by problems at ports or issues that otherwise affect transportation and warehousing providers, such as labor disputes. These problems could require us to locate alternative ports or warehousing providers to avoid disruption to our customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Our dependence on independent manufacturers and suppliers of products reduces our ability to control the manufacturing process, which could harm our sales, reputation and overall profitability.

We depend on independent contract manufacturers and suppliers of products to secure a sufficient supply of products and maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market. This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality. In addition, a contractor's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers. The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

We do not have long-term contracts with any of our independent suppliers and any of these suppliers may unilaterally terminate their relationship with us at any time. While management believes that there exists an adequate supply of suppliers to provide products and services to us, to the extent we are not able to secure or maintain relationships with independent suppliers that are able to fulfill our requirements, our business would be harmed.

We have initiated standards for our suppliers, and monitor our independent contractors' compliance with applicable labor laws, but we do not control our suppliers and contractors or their labor practices. The violation of federal, state or foreign labor laws by one of our suppliers and contractors could result in us being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited. To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based. There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations.

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Our business is growing more international and can be disrupted by factors beyond our control.

If we reduce our reliance on domestic suppliers and contractors and expand our use of offshore manufacturers as a cost-effective means to produce our products. We are currently planning on sourcing a significant majority of our finished products from suppliers located outside the United States.

As a result of our increasing international operations, we face the possibility of greater losses from a number of risks inherent in doing business in international markets and from a number of factors which are beyond our control. Such factors that could harm our results of operations and financial condition include, among other things:

•	Political instability or acts of terrorism, which disrupt trade with the countries in which our contractors, suppliers or customers are located;

•	Local business practices that do not conform to legal or ethical guidelines;

•	Adoption of additional or revised quotas, restrictions or regulations relating to imports or exports;

•	Additional or increased customs duties, tariffs, taxes and other charges on imports;

•	Significant fluctuations in the value of the dollar against foreign currencies;

•	Increased difficulty in protecting our intellectual property rights in foreign jurisdictions;

•	Social, legal or economic instability in the foreign markets in which we do business, which could influence our ability to sell our products in these international markets; and

•	Restrictions on the transfer of funds between the United States and foreign jurisdictions.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

Our business plan anticipates that the estimated $18,000 cost of the registration statement of which this Prospectus is a part may be paid from loans by our officers and not from this offering. We do not have a formal agreement or commitment with our officers concerning this.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

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Some of our competitors have significantly greater financial and marketing resources than do we and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising .

Barrier to entry in the industry is extremely low, and there are many competitors. We intend to establish the Company as a supplier of sock subscriptions.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. Also, most competitors are non-public companies, and because we are a small company with the added expense of being a reporting company, we are at a serious disadvantage, as margins are low.

Our controlling stockholder could have significant influence over the Company.

As of March 31, 2016, the Company's sole officer and director owned 100% of the outstanding common stock, which becomes 20% if all of the shares offered, are sold. Depending on the number of share sold under this offering the shareholder could possess significant influence over our affairs. Their stock ownership and control of the Board of Directors may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which, in turn, could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as they retain a controlling interest.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer's internal controls over financial reporting. Rozh Caroro, our President, Chief Financial Officer, and Treasurer, is our only officer assigned to accounting issues at present, which may be deemed to be inadequate. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

As a "smaller reporting company" certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a "smaller reporting company" pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a "smaller reporting company" pursuant to the Securities Exchange Act of 1934. As a "smaller reporting company" we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act

•

present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports

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•	Make risk factor disclosure in our annual reports of Form 10-K

•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Having only one executive officer and director limits our ability to establish effective independent corporate governance procedures.

We have only one executive officer, who is also our only director. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. Unless and until we have a larger board of directors that would include one or more independent members, and members with specific financial and audit experience, there will be limited oversight of Rozh Caroro's decisions and activities, and little ability for our shareholders to challenge or reverse those activities and decisions, even if they are not in your best interests.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Our business is highly competitive and depends on consumer spending patterns.

The sock subscription business is highly competitive. We face a variety of competitive challenges including:

•	anticipating and quickly responding to changing consumer demands;

•	developing innovative, high-quality products in sizes and styles that appeal to consumers;

•	competitively pricing our products and achieving customer perception of value; and

•	the need to provide strong and effective marketing support.

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We must successfully gauge fashion trends and changing consumer preferences to succeed.

Our success is largely dependent upon our ability to gauge the fashion tastes of our customers and to provide merchandise that satisfies retail and customer demand in a timely manner. The sock business fluctuates according to changes in consumer preferences dictated in part by fashion and season. To the extent we misjudge the market for our merchandise, our sales may be adversely affected. Our ability to anticipate and effectively respond to changing fashion trends depends in part on our ability to attract in the future and retain key personnel in our design, merchandising and marketing staff. Competition for these personnel is intense, and we cannot be sure that we will be able to attract and retain a sufficient number of qualified personnel in future periods.

Our business may be subject to seasonal trends resulting in fluctuations in our quarterly results, which could cause uncertainty about our future performance and harm our results of operations.

In the experience of our management, the sock industry has been subject to seasonal trends when measured on a quarterly basis. These trends are dependent on numerous factors, including:

•	the markets in which we operate;

•	holiday seasons;

•	consumer demand;

•	climate;

•	economic conditions; and

•	numerous other factors beyond our control.

If we are unable to anticipate and react to new fashion and product demand trends, our financial condition and results of operations could be adversely affected.

We rely on a limited demographic customer base for a large percentage of our sales. Our brand image is dependent upon our ability to anticipate, identify and provide fresh inventory reflecting current fashion trends.

Furthermore, the continued difficult economic conditions make it increasingly difficult for us to accurately predict product demand trends. If we fail to anticipate, identify or react appropriately or in a timely manner to these fashion and product demand trends, we could experience reduced consumer acceptance of our products, a diminished brand image and higher markdowns. These factors could adversely affect our financial condition and results of operations.

If we decrease the price that we charge for our products or offer extensive, continued promotions on our products, we may earn lower gross margins and our revenues and profitability may be adversely affected.

The prices that we are able to charge for our products depend on, among other things, the type and quality of product offered, the consumer response to the product and the prices charged by our competitors. To the extent that we are forced to lower our prices, our gross margins will be lower and our revenues and profitability may be adversely affected.

We may suffer negative publicity and our business may be harmed if we need to recall any products we sell.

We may in the future need to, recall products that we determine may present quality issues. If products we sell have quality problems of which we are not aware, or if we or the Consumer Product Safety Commission recall a product sold on our online store, we may suffer negative publicity and, potentially, product liability lawsuits, which could have a material adverse impact on our reputation, financial condition and results of operations or cash flows.

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If we are unable to pass through increases in raw material, labor and energy costs to our customers through price increases, our financial condition and results of operations could be adversely affected.

Our product costs rise from time to time due to increasing commodity prices, primarily for cotton, as well as due to higher production labor and energy costs. We may not be able to, or may elect not to, pass these increases on to our customers through price increases, which may adversely affect our financial condition and results of operations.

Our failure to effectively compete with other online retailers for sales could have a material adverse effect on our financial condition, results of operations and cash flows.

The sock subscription industry is highly competitive, with fashion, quality, price, location and service being the principal competitive factors. Many of our competitors are large and have more experience that have substantially greater financial, marketing and other resources than we do. We face a variety of competitive challenges, including:

•	anticipating and quickly responding to changing consumer demands;

•	maintaining favorable brand recognition and effectively marketing our products to consumers in narrowly-defined market segments;

•

sourcing innovative, high-quality products in sizes, colors and styles that appeal to consumers in our target markets and maintaining a sufficient quantity of these items for which there is the greatest demand;

•	sourcing merchandise efficiently;

•	pricing our products competitively and achieving customer perception of value;

•	offering attractive promotional incentives while maintaining profit margins; and

•	withstanding periodic downturns in the sock industry.

Our industry has low barriers to entry that allow the introduction of new products or new competitors at a fast pace. Any of these factors could result in reductions in sales or the prices of our products which, in turn, could have a material adverse effect on our financial condition, results of operations and cash flows.

A cybersecurity incident could have a material adverse effect on our financial condition, results of operations and cash flows.

A cyberattack may bypass the security for our information systems, causing an information system security breach and leading to a material disruption of our information systems, the loss of business information and/or the loss of e-commerce sales. Such a cyberattack could result in any of the following:

•	theft, destruction, loss, misappropriation or release of confidential data or intellectual property;

•	operational or business delays resulting from the disruption of our information systems and subsequent clean-up and mitigation activities;

•	negative publicity resulting in reputation or brand damage with our customers, partners or industry peers; and

•	loss of sales generated through our Internet websites through which we sell merchandise to customers to the extent these websites are affected by a cyberattack.

As a result, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

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Government regulation of the Internet and e-commerce is evolving and unfavorable changes could harm our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of our Internet or e-commerce services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic contracts and other communications, consumer protection, the provision of e-commerce payment services, unencumbered Internet communications, consumer protection, the provision of e-commerce payment services, unencumbered Internet access to our services, the design and operation of websites and the characteristics and quality of products and services. It is not clear how certain existing laws governing issues such as property ownership, libel and personal privacy apply to the Internet and e-commerce. Unfavorable regulations and laws could diminish the demand for our products and services and increase our costs of doing business.

If we fail to comply with Payment Card Industry Data Security Standards, we may be subject to fines or penalties, which could adversely affect our business, financial condition and results of operations.

We are highly dependent on the use of credit cards to complete sale transactions in our stores and through our websites. If we fail to comply with Payment Card Industry Data Security Standards, we may become subject to fines or limitations on our ability to accept credit cards. Through our sale transactions, loyalty programs and other methods, we may obtain information about our customers which is subject to federal and state privacy laws. These laws and the judicial interpretation of such laws are constantly evolving. If we fail to comply with these laws, we may be subject to fines or penalties, which could impact our business, financial condition and results of operations.

We do not authenticate the license rights of our suppliers.

We are looking at purchasing merchandise from a number of vendors who purport to hold manufacturing and distribution rights under the terms of license agreements or that assert that their products are not subject to any restrictions as to distribution. We generally rely upon each vendor's representation concerning those manufacturing and distribution rights and do not independently verify whether each vendor legally holds adequate rights to the licensed properties they are manufacturing or distributing. If we acquire unlicensed merchandise or merchandise violating a registered trademark, we could be obligated to remove it from our stores, incur costs associated with destruction of the merchandise if the vendor is unwilling or unable to reimburse us and be subject to civil and criminal liability. The occurrence of any of these events could adversely affect our financial condition, results of operations and/or cash flows.

We are subject to risks associated with our procurement of products from non-U.S. based vendors and U.S. vendors that purchase products internationally, any of which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The majority of our products are manufactured outside the U.S. and are primarily bought by us within the Philippines, China, and from domestic importers. As a result, we are susceptible to greater losses as a result of a number of risks inherent in doing business in international markets and from a number of factors beyond our control, any of which could have a material adverse effect on our business, financial condition, results of operations and/or cash flows.

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These factors include:

•

import or trade restrictions (including increased tariffs, customs duties, taxes or quotas) imposed by the U.S. government in respect of the foreign countries in which our products are currently manufactured or any of the countries in which our products may be manufactured in the future;

•

political instability or acts of terrorism, significant fluctuations in the value of the U.S. dollar against foreign currencies, restrictions on the transfer of funds between the U.S. and foreign jurisdictions and/or potential disruption of imports due to labor disputes at U.S. ports, any of which could adversely affect our merchandise flow and, consequently, cause our sales to decline; and

•	local business practices that do not conform to our legal or ethical guidelines.

The U.S. and the countries in which our products are produced or sold may also, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust prevailing quota, duty or tariff levels. In addition, none of our international suppliers or international manufacturers supplies or manufactures our products exclusively. As a result, we compete with other companies for the production capacity of independent manufacturers and import quota capacity. If we were unable to obtain our finished products from the countries where we wish to purchase them, either because room under the necessary quotas was unavailable or for any other reason, or if the cost of doing so should increase, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Violation of labor laws and practices by our suppliers could harm our business and results of operations.

Our company's policy is to use only those sourcing agents and independent manufacturers who operate in material compliance with applicable laws and regulations. The violation of laws, particularly labor laws, by an independent manufacturer, or by one of the sourcing agents, or the divergence of an independent manufacturer's or sourcing agent's labor practices from those generally accepted as ethical in the U.S. or in the country in which the manufacturing facility is located, and the public revelation of those illegal or unethical practices, could cause significant damage to our company's reputation and could subject the Company to legal proceedings and/or prohibit the Company from selling product received from an accused vendor. Although our manufacturer operating guidelines promote ethical business practices, we do not control the business and operations of the manufacturers and cannot guarantee their legal and regulatory compliance.

We are exposed to business risks as a result of our e-commerce operations.

We operate e-commerce stores at www.caroholdings and www.carosocks.com. Our e-commerce operations are subject to numerous risks, including unanticipated operating problems, reliance on third-party computer hardware and software providers, system failures and the need to invest in additional computer systems. Specific risks include: (i) diversion of sales from our stores; (ii) rapid technological change; (iii) liability for e-commerce content; and (iv) risks related to the failure of the computer systems that operate the websites and their related support systems, including computer viruses, telecommunication failures and electronic break-ins and similar disruptions. In addition, Internet operations involve risks which are beyond our control that could have a direct material adverse effect on our operational results, including: (i) price competition involving the items we intend to sell; (ii) the entry of our vendors into the Internet business in direct competition with us; (iii) the level of merchandisereturns experienced by us; (iv) governmental regulation; (v) e-commerce security breaches involving unauthorized access to our and/or customer information; (vi) credit card fraud; and (vii) competition and general economic conditions specific to the Internet, e-commerce and the apparel industry. Our inability to effectively address these risks and any other risks that we face in connection with our Internet operations could materially adversely affect our business, financial condition, results of operations and/or cash flows.

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Economic conditions and unemployment rates may adversely affect consumer spending and may significantly harm our business.

The success of our business depends to a significant extent upon the level of consumer spending. A number of factors may affect the level of consumer spending on merchandise that we offer, including, among other things:

•	general economic, industry and weather conditions;

•	unemployment trends and salaries and wage rates;

•	energy costs, which affect gasoline and home heating prices;

•	the level of consumer debt;

•	consumer credit availability;

•	real estate values and foreclosure rates;

•	consumer confidence in future economic conditions;

•	interest rates;

•	health care costs;

•	tax rates and policies; and

•	war, terrorism, other hostilities and security concerns.

The products we sell generally would be deemed as discretionary items. Adverse economic conditions and unemployment rates, and any related decrease in consumer confidence and spending may result in reduced consumer demand for discretionary items. Any decrease in consumer demand could reduce traffic in our online store, limit the prices we can charge for our products and force us to take inventory markdowns, which could have a material adverse effect on our business, results of operations and financial condition. Reduced demand may also require increased selling and promotional expenses.

We face significant competition in our markets and we may be unable to compete favorably.

The sock subscription market is highly competitive with few barriers to entry. We compete primarily with other sock subscription companies but we also compete with department stores, shoe stores, sporting goods stores, online retailers and mass merchandisers. Many of our competitors are significantly larger and have substantially greater financial and other resources than we do. Economic pressures on or bankruptcies of our competition could result in increased pricing pressures. This competition could adversely affect our results of operations and financial condition in the future.

Failure to successfully manage and execute our marketing initiatives could have a negative impact on our business.

Our success and growth is partially dependent on generating customer traffic in order to gain sales momentum in our online store and drive traffic to our website. Successful marketing efforts require the ability to reach customers through their desired mode of communication, utilizing various media outlets. Media placement decisions are generally made months in advance of the scheduled release date. Our inability to accurately predict our consumers' preferences, to utilize their desired mode of communication, or to ensure availability of advertised products could adversely affect our business and operating results.

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Our failure to identify fashion trends could result in lower sales, higher markdowns and lower gross profits.

Our success depends upon our ability to anticipate and react to the fashion tastes of our customers and provide merchandise that satisfies consumer demand. Our failure to anticipate, identify or react appropriately to changes in consumer fashion preferences may result in lower sales, higher markdowns to reduce excess inventories and lower gross profits. Conversely, if we fail to anticipate or react to consumer demand for our products, we may experience inventory shortages, which would result in lost sales and could negatively affect our customer goodwill, our brand image and our profitability. Moreover, our business relies on continuous changes in fashion preferences. Stagnating consumer preferences could also result in lower sales and would require us to take higher markdowns to reduce excess inventories.

 A failure to increase sales at our online store may adversely affect our results of operations.

A number of factors have historically affected, and could affect, our comparable online store sales results, including:

•	competition;

•	timing of holidays including sales tax holidays;

•	general regional and national economic conditions;

•	inclement weather and/or unseasonable weather patterns;

•	consumer trends, such as less disposable income due to the impact of higher prices on consumer goods;

•	fashion trends;

•	changes in our merchandise mix;

•	our ability to efficiently distribute merchandise;

•	timing and type of, and customer response to, sales events, promotional activities or other advertising;

•	the effectiveness of our inventory management;

•	new merchandise introductions; and

•	our ability to execute our business strategy effectively.

Failure to protect the integrity and security of individually identifiable data of our customers and employees could expose us to litigation and damage our reputation.

We receive and maintain certain personal, sensitive and confidential information about our customers, vendors and employees. The collection and use of this information is regulated at the international, federal and state levels, and is subject to certain contractual restrictions in third party contracts. Although we have implemented processes to collect and protect the integrity and security of this personalinformation, there can be no assurance that this information will not be obtained by unauthorized persons, or collected or used inappropriately, including as a result of cyber-security breaches, acts of vandalism, computer viruses, credit card fraud or phishing. If our security and information systems or the systems of our employees or external business associates are compromised or our employees or external business associates fail to comply with these laws and regulations and this information is obtained by unauthorized persons, or collected or used inappropriately, it could negatively affect our reputation, as well as our operations and financial results, and could result in litigation or regulatory action against us or the imposition of costs, fines or other penalties. As privacy and information security laws and regulations change, we may incur additional costs to remain in compliance.

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We outsource certain business processes to third-party vendors and have certain business relationships that subject us to risks, including disruptions in business and increased costs.

We outsource some of our business processes to third party vendors. We make a diligent effort to ensure that all providers of these outsourced services are observing proper internal control practices; however, there are no guarantees that failures will not occur. Failure of third parties to provide adequate services or our inability to arrange for alternative providers on favorable terms in a timely manner could disrupt our business, increase our costs or otherwise adversely affect our business and our financial results.

Failure to maintain positive brand perception and recognition could have a negative impact on our business.

Maintaining a good reputation is critical to our business. The considerable expansion in the use of social media over recent years has increased the risk that our reputation could be negatively impacted in a short amount of time. If we are unable to quickly and effectively respond to any incidents negatively impacting our reputation, we may suffer declines in customer loyalty and traffic and we may experience vendor relationship issues and other issues, all of which could negatively affect our financial results.

Various risks associated with our e-commerce business may adversely affect our business and results of operations.

We are planning on launching our e-commerce business during the Company's first quarter of 2016, selling sock subscriptions through our website at www.carholdings and www.carosocks.com. We fulfill e-commerce orders from online orders. Although our e-commerce operations are not at this time material in relation to our total sales, as we do not have any sales, we anticipate that the percentage of our sales through our e-commerce site will grow and thus the risks associated with these operations could have an impact on our overall operations. Our e-commerce operations may not, however, achieve growing sales and profitability. Our e-commerce operations are subject to numerous risks, including unanticipated operating problems, reliance on third party computer hardware, software and service providers, and the need to invest in additional computer systems. Any significant interruptions in the operations of these third party providers, over which we have no control, could have a material adverse effect on our e-commerce business. Our e-commerce operations involve additional potential risks that could have an impact on our results of operations including hiring, retaining and training personnel to conduct our e-commerce operations, our ability to manage any upgrades or other technological changes, exposure to potential liability for online content, risks related to the failure of the computer systems that operate our e-commerce site and its related support systems, including computer viruses, telecommunication failures and cyber-attacks and break-ins and similar disruptions, and security risks related to our electronic processing and transmission of confidential customer information. Any breach involving our customer information could materially harm our reputation or result in liability including, but not limited to, fines, penalties and costs of litigation, any of which could have a material adverse effect on our operating results, financial position and cash flows.

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An increase in the cost or a disruption in the flow of imported goods may decrease our sales and profits.

We rely on imported goods to sell in our online store. Substantially all of the socks we plan on selling are manufactured overseas, including the merchandise we import directly from overseas manufacturers and the merchandise we purchase from domestic vendors. The primary sock manufacturers are located in China and Philippines. A disruption in the flow of imported merchandise or an increase in the cost of those goods may decrease our sales and profits. In addition, we do not control our vendors or their labor and business practices. The violation of labor, product safety or other laws by one of our vendors could have an adverse effect on our business.

If imported merchandise becomes more expensive or unavailable, the transition to alternative sources may not occur in time to meet our demands. Products from alternative sources may be of lesser quality and more expensive than those we currently import. Other risks associated with our use of imported goods include:

•	disruptions in the flow of imported goods because of factors such as electricity or raw material shortages, work stoppages, strikes, political unrest and natural disasters;

•	problems with oceanic shipping, including shipping container shortages and piracy;

•	port congestion at arrival ports causing delays;

•	additional oceanic shipping costs to reach non-congested ports;

•	inland transit costs and delays resulting from port congestion;

•	economic crises and international disputes;

•	currency exchange rate fluctuations;

•	increases in the cost of purchasing or shipping foreign merchandise resulting from the failure to maintain normal trade relations with source countries; and

•	import duties, import quotas, tariffs, anti-dumping duties, and other trade sanctions;

 We may not be able to successfully execute our growth strategy, which could have a material adverse effect on our business, financial condition and results of operations.

We intend to open multiple online stores selling different subscription products as a part of our growth strategy. We may not be able to open all of the new online stores contemplated by our growth strategy and the new online stores that we open may not be as profitable.

The complexity of our operations and management responsibilities will increase as we grow. Our growth strategy requires that we continue to expand and improve our operating and financial systems and expand, train and manage our future employee base. In addition, as we open new online stores, we may be unable to hire a sufficient number of qualified store personnel or successfully integrate the new online stores into our business.

The success of our growth strategy will depend on a number of other factors, many of which are out of our control, including, among other things:

•	our ability to provide adequate distribution to support growth;

•	our ability to source sufficient levels of quality products to meet the needs of new online stores;

•	the availability of financing for capital expenditures and working capital requirements;

•	our ability to improve costs and timing associated with opening new online stores; and

•	the impact of new online stores on sales or profitability of our first online store in the same market.

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Due to the risks involved, we may be unable to open new online stores at the rates expected. If we fail to successfully implement our growth strategy, it could have a material adverse effect on our business, financial condition or results of operations.

or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

We depend on our key suppliers for merchandise and advertising support and the loss of key suppliers could adversely affect our business.

Our business depends upon our ability to purchase fashionable socks at competitive prices from our suppliers. A loss of any of our key suppliers or our inability to obtain products at competitive prices could have a material adverse effect on our business. As is common in the industry, we do not have any long-term contracts with our suppliers.

Because our principal assets will be located in the Philippines, outside of the United States, and Rozh Caroro, our sole officer and director, resides outside of the United States, it may be difficult for investors to enforce any rights based on U.S. Securities Laws against us and/or Mrs. Caroro, or to enforce a judgment rendered by a court in the United States against us and/or Mr. Caroro.

Our principal operations and assets are located in the Philippines, outside of the United States, and Rozh Caroro, our sole officer and director, is a non-resident of the United States he is a resident of the Philippines. Therefore, it may be difficult to effect service of process on Mrs. Caroro in the United States, and it may be difficult to enforce any judgment rendered against Mrs. Caroro. As a result, it may be difficult or impossible for an investor to bring an action against Mrs. Caroro, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Philippines may render that investor unable to enforce a judgment against the assets of Mrs. Caroro. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Risks Associated With Our Common Stock and This Offering

Because we are considered to be a "shell company" under applicable securities laws, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act. As a result, investors may not be able to resell our shares and could lose their entire investment.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

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Because we are considered to be a "shell company" under applicable securities laws, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

Rule 144 Safe Harbor is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i).

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Pursuant to Rule 144, one year must elapse from the time a "shell company" ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

Because there is no public trading market for our common stock, you may not be able to resell your stock and, as a result, your investment is illiquid.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCBB or OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

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An active trading market may not develop in the future.

An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of our common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may, also, reduce the market value and increase the volatility of your shares of our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock and our ability to acquire other companies or assets by using shares of our common stock as consideration.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

•	new products and services by us or our competitors;

•	government regulation of our products and services;

•	the establishment of partnerships with other companies;

•	additions or departures of key personnel;

•	sales of our common stock

•	our ability to integrate operations, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

 Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

FINRA sales practice requirements may limit a stockholder's ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities (commonly referred to as a penny stock) to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock when traded, which may have the effect of reducing the level of trading activity and liquidity of our common stock in the future. Further, many brokers charge higher fees for these speculative low-priced securities transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

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Our charter contains some anti-takeover provisions that may inhibit a takeover that might benefit you.

The provisions in our Articles of Incorporation relating to delegation to the Board of Directors of rights to determine the terms of preferred stock may have the effect not only of discouraging attempts by others to buy us, but also of making it more difficult or impossible for stockholders to make management changes. The ability of our board of directors to determine the terms of preferred stock, while providing flexibility in connection with possible business purchases and other corporate purposes, could make it more difficult for a third party to secure a majority of our outstanding shares of common stock.

Our common stock is considered "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and, therefore, may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since we will attempt to have our shares of common stock quoted on the OTCQB following this Offering, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney's fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents upon such person's promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. The indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue. The legal process relating to the matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue "blank check" preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Nevada corporate law could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation authorizes the issuance of up to 75,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

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We are selling the shares offered in this Prospectus without an underwriter, and may not be able to sell all of the shares.

The shares of common stock are being offered on our behalf by our officers and directors on a self-underwritten efforts basis. No broker-dealer has been retained as an underwriter, and no broker-dealer is under any obligation to purchase any shares. There are no firm commitments to purchase any of the shares in this Offering. Consequently, there is no guarantee that we, through our officers and directors, are capable of selling all of the shares offered in this Prospectus.

Since there is no minimum for this Offering; if only a few persons purchase shares, they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering; if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early share purchasers would be lost immediately.

If the registration statement of which this Prospectus is a part is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If the registration statement of which this Prospectus is a part is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our business. In that event, any investment in the Company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company, or receive a refund of any funds advanced in connection with your accepted subscription agreement, and, as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke that subscription agreement or request a refund of any monies paid in connection with that subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt. We intend to use the money raised in this offering as detailed in "Use of Proceeds" section of this prospectus. However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

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As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital, we may do so by selling additional shares of common stock, thereby diluting the shares and ownership interests of existing shareholders.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or other OTC markets tier, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions – such as all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

State securities (Blue Sky) laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our shares, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in the shares sold in this Offering will not be possible in any state in the U.S. unless and until our shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the shares for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the shares in any particular state, the shares could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our shares, the market for our shares could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which the registration statement of which this Prospectus is a part, becomes effective, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under that registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We must raise at least 25% of the offering to pursue our business plan on a limited basis.

We have no alternative plan of operation if at least 25% of the shares offered herein are not sold. Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 25% of the shares offered (See Use of Proceeds).

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering for the first twelve (12) months after successful completion of the Offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $185,000 (100%), $138,750 (75%), $92,500 (50%), or $46,250 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item*	100%	75%	50%	25%
Professional Fees (Current Funds) [1]	$18,000	$18,000	$18,000	$18,000
DTC-Eligibility Fees [2]	10,000	10,000	10,000	-
Website Design and Development [3]	15,000	11,250	7,500	3,750
Advertising and Marketing [4]	30,000	22,500	15,000	7,500
Working Capital and Office Expenses [5]	59,000	32,500	6,500	5,000
Product Development [6]	53,000	44,500	35,500	12,000
Total	$185,000	$138,750	$92,500	$46,250

There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

_______________

*	The above expenditures are defined as follows:

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[1]	Professional Fees (Current Funds): Pertains to legal services and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

[2]

DTC-Eligibility Fees: Pertains to the cost to apply for our shares to be eligible for trading with the Depository Trust Corporation ("DTC"). Please refer to the heading "our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them", under risks for our common stock for an explanation of the importance of DTC-eligibility.

[3]

Website Design and Development: Pertains to the payments that will be made to design and develop our website. This will be to develop our main branded www.carosocks.com website and our main website at www.carholdings.com.

[4]	Advertising and Marketing: Pertains to the cost of advertising and marketing our products in our selected target markets.

[5]

Office and Miscellaneous Expenses: These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

[6]	Working Capital: Pertains to the funds allocated to general working capital. Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $185,000 with this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($138,750) of this Offering is sold, we estimate that this would still provide sufficient capital to develop and build out our website, properly market our products, and cover our office expenses. We would also have a smaller amount working capital to utilize, but still enough to capitalize on differing marketing opportunities when then they come up, or cover deficiencies in other areas.

If only 50% ($92,500) of this Offering is sold, we will have to reduce our short-term goals. We will still be able to develop a website, but it will not be as effective as what we would be able to create at the higher funding levels. We will also still be able to market our products through our website platform, but again it will not on the same scale. Our offices expenses will have to be curtailed, as well as our ability to utilize working capital. So while 50% funding is not ideal and will cause us to lower our interim business development, it will suffice to cover our operations for the first 12 months.

If 25% ($46,250) of this Offering is sold, we would still incur expected professional (legal and accounting) fees of $18,000, which will have to be paid to maintain reporting status during the next 12 months. This would substantially hinder the development of our business and our ability to generate sufficient revenues. Our website and marketing would be rudimentary, our office expenses cut to a minimum, and there will be insignificant working capital. In short, we would not be able to develop our business and/or generate sufficient revenues in the first year without additional financing. Further, we would not be able to pay for making our securities DTC-Eligible, and, thus, it is unlikely an investor in this Offering would be able to trade his or her shares in a public market, should a public market even be achieved.

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If we do not raise sufficient funds to pay professional fees, estimated to be $18,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain an OTCQB quotation.

We feel that we need to raise a minimum of $92,500 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.01 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investor, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.01 per share because we believe that the price of $0.01 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is, also, a result of the lower book value of shares of our common stock held by our existing stockholders.

As of March 31, 2016, the net tangible book value of our shares of common stock was approximately $18,000 or approximately $0.004 per share based upon 4,500,000 shares outstanding paid by Rozh Caroro our sole officer and director.

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The following table specifies the dilution which will occur as a result of the completion of the specified percentages of this Offering.

	100%	75%	50%	25%
	(18,500,000 Shares Sold)	(13,875,000 Shares Sold)	(9,250,000 Shares Sold)	(4,625,000 Shares Sold)
Net Tangible Book Value Per Share Prior to Stock Sale	$0.004	$0.004	$0.004	$0.004
Net Tangible Book Value Per Share After Stock Sale	$0.0088	$0.0085	$0.0080	$0.0070
Increase in net book value per share due to stock sale	$0.0048	$0.0045	$0.0040	$0.0030
Dilution (subscription price of $0.01 less NBV per share) to purchasing shareholders	$0.0012	$0.0015	$0.0020	$0.0030

SELLING SECURITY HOLDERS

We do not have any selling security holders.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten ("best-efforts") Offering. This Prospectus permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Rozh Caroro, our sole officer and director, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mrs. Caroro is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mrs. Caroro will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mrs. Caroro is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mrs. Caroro will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mrs. Caroro will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We plan to sell the shares in this offering through Mrs. Caroro, who intends to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

As Mrs. Caroro will sell the shares being offered pursuant to this offering, Regulation M prohibits us and our officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have 4,500,000 shares of common stock issued and outstanding as of the date of this prospectus. We are registering an additional 18,500,000 shares of our common stock for sale at the price of $0.01 per share. Our officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

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In that regard:

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation; and,

b.

Our officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will be at the time of their participation in this Offering, an associated person of a broker-dealer; and

d.

Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of that Rule 3(a)(4)-(1).

Our officer, director, control persons and affiliates of same do not intend to purchase any shares in this Offering.

We will receive all proceeds from the sale of the 18,500,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB or OTCQB. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.01 per share.

Terms of the Offering

The shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 18,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 18,500,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Offering Proceeds

We intend to sell all of the 18,500,000 shares of common stock as a self-underwritten Offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

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Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to "Caro Holdings Inc.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, and 75,000,000 preferred stock, par value $0.00001 per share. As of March 31, 2016, there were 4,500,000 shares of common stock issued and outstanding, and no shares of preferred stock have been issued.

The following summary of the material provisions of our common stock, preferred stock, Articles of Incorporation and bylaws is qualified by reference to the provisions of our Articles of Incorporation and bylaws included as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

(2)

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

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(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

Warrants and Options

None

Convertible Notes

None

Cash Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Transfer Agent

At this time we do not have a transfer agent.

Anti-Takeover Law, Limitations of Liability and Indemnification

Nevada Anti-Takeover Law. Our Articles of Incorporation and bylaws exclude us from the restrictions imposed by Nevada Revised Statutes ("NRS"), 78.378 to 78.3793, inclusive. Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444, inclusive, and Sections 78.378 to 78.3793, inclusive, of the NRS. These sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,

•

upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or

•

on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

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Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (March 29, 2016) through March 31, 2016 are included in this Prospectus. MaloneBailey, LLP, 9801 Westheimer, Suite 1100 Houston, TX 77042, has audited our March 31, 2016, financial statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Mr. Benjamin L. Bunker, Esq., Bunker Law Group, PLLC, 3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada 89169 has passed upon the validity of the shares being offered.

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INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Business Development

Caro Holdings Inc. ("we," "our," "us," the "Company") was incorporated in the State of Nevada on March 29, 2016, and our fiscal year end is March 31. The Company's administrative address is 28th Floor Cityland Pasong Tamo Tower U2807, 2210 Chino Roces Avenue (Pasong Tamo), Makati City, Philippines 1230. Our telephone number is +632-893-8909.

We have minimal revenues and limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities for funding. We have never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.

Our Business

Our business is a company who is in the Subscription Box business with its initial focus on offering Sock Subscriptions to its customers. Our subscription box will be a package of a pair of socks that will be sent directly to a customer on a recurring basis. For example a pair of socks will be chosen by the Company and will be sent to the customer once a month for a period of 6 or 12 months. Our Subscription Sock boxes are a marketing strategy and a method of product distribution, allowing us to target a wide range of customers and cater to their variety of specific needs and interests.

A subscription box is a package of retail products sent directly to a customer on a recurring basis. Subscription boxes are a marketing strategy and a method of product distribution. Subscription boxes are used by subscription based ecommerce businesses, referred to as "subcom" for short, which follow a subscription business model.The subcom aims to target a wide range of customers and cater to a variety of specific needs and interests. The subscription box industry is nascent, so there exists minimal data. It is estimated that there are 400 to 600 different kinds of subscription boxes in the United States alone and more overseas.[1] Subscriptions vary in both cost and frequency, making them more accessible to a greater range of customers with different socioeconomic backgrounds. Subscription boxes tend to range from $10 to $100.[2] The use of subscription boxes are rising in popularity among both consumers and businesses. Subscription commerce is suitable for a wide range of markets.[3] Large scale retailers like Walmart, Amazon.com, CVS Pharmacy, Freshpair, and Lancôme use subscription commerce. Small scale, local groups also utilize subscription boxes. Products are limited only to what can be shipped and downloaded. Despite this, some products, such as smaller and lighter products, are better suited for subscription boxes than others.[4]

_______________

1.

Jayakumar, A. (2014, April 7). Little-box retailing: Subscription services offer new possibilities to consumers, major outlets. Retrieved November 30, 2014, from http://www.washingtonpost.com/business/economy/tktktktk/2014/04/07/f68135b6-a92b-11e3-8d62-419db477a0e6_story.html

2.

^ Jump up to: ab Hutt, K. (2014, April 8). Subscription Boxes Can Feel Like Christmas, But Are They Worth It? Retrieved November 30, 2014, from http://www.bbb.org/blog/2014/04/subscription-boxes-can-feel-like-christmas-but-are-they-worth-it/

3.

^ Jump up to:abcde Hayes, M. (2014, May 16). Subscription Boxes: Are They Worth The Money? Retrieved November 25, 2014, from http://www.forbes.com/sites/learnvest/2014/05/16/subscription-boxes-are-they-worth-the-money

4.	^ Jump up to:abcd Alvo, Greg. "5 Steps to a Successful Convenience Commerce Model". Multichannel Merchant. Access Intelligence. Retrieved 21 October 2014.

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Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $185,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Offering expenses	Current	$20,000
Legal and accounting fees	12 months	$25,000
Product Development	12 months	$25,000
Website Development	12 months	$15,000
Sales and Marketing	12 months	$25,000
Working Capital*	12 months	$20,000
Total		$130,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Our cash position of $10,925 as at the date of this prospectus will be used for formation activities and to pay for the expenses associated with this offering. If we are not able to raise the full $185,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the development of our website, product development and sales and marketing activities. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

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Offering Expenses

Our offering expenses include the funds necessary to form the company and to pay our legal and accounting fees. We estimate these expenses at $18,000 and will be funded through the money we have raised from the sale of common stock to our officer and director prior to this offering.

Legal and Accounting

Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. We estimate that these expenses will be $18,000 in the next twelve months.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business in the foreseeable future unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses. Accordingly, we are attempting to raise sufficient capital from sources. Our only other source for cash at this time is investments by others and loans from our officers and directors. We must raise cash or increase our revenues to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Begin our E-commerce Business

We have developed our preliminary website, and are in the process of developing a more advanced site where we can provide more detailed information regarding our products and shopping cart. This will cost us around $15,000.  We intend to source this work to third party consultants and this project will be spearheaded by our officer and director. We expect our advanced site to be ready by July of 2016. We plan to establish an e-commerce business once we have raised sufficient funds from our current offering using the domains www.caroholdings.com and www.carosocks.com.

Buying

Our buying responsibilities will be to identifying evolving fashion trends and developing themes to guide our merchandising strategy. We will develop fashion themes and strategies by identifying trends and assessing how they best apply to our target customer, shopping appropriate domestic and international markets, using fashion services, and gathering references from industry publications. We then plan on working closely with vendors to use colors, materials, and designs that create images consistent with the themes for our product offerings.

Marketing, Advertising, and Promotion

We believe that our brand will become one of our most important assets. Our ability to successfully create brand awareness is dependent upon our ability to address the changing needs and priorities of each brand's target customers. To that end, we plan to focus many of our marketing efforts to better understand our customers and their needs and ensure we align our brand messages in our marketing, and the channels through which we deliver these messages, to our target customers. We intend to implement marketing strategies to build upon loyalty programs, with our e-commerce customer relationship management efforts.

Sourcing and Vendor Relationships

We do not currently have any commitments or arrangements to purchase merchandise from any supplier, and there are many vendors who could supply our merchandise.

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Building Brand Awareness

Our goal is to communicate a consistent brand image across all aspects of our operations. We will utilize a blend of advertising mediums and marketing methods to communicate who we are and the values we offer. Special emphasis is made to highlight brands as well as specific styles of product. The use of social media will become an increasingly important medium in our digital marketing efforts, allowing us to directly communicate with, as well as advertise to, our core customers.

Distribution

We do not currently have any distribution. We plan to sell our products on our website once we have raised sufficient funds to do so.

Competition

The retail footwear business is highly competitive. We believe the principal competitive factors in our industry are merchandise selection, price, fashion, quality, location, shopping environment and service. We compete with department stores, shoe stores, sporting goods stores, online retailers and mass merchandisers. Our specific competitors vary from market to market. We compete with most department stores and traditional shoe stores by offering competitive prices. We compete with off-price retailers, mass merchandisers and discount stores by offering a wider and deeper selection of merchandise.

Many of our competitors are significantly larger and have substantially greater resources. However, we believe that our online format, in combination with our wide merchandise selection, competitive prices and low operating costs, will enable us to compete effectively.

Seasonality

Our quarterly results of operations have fluctuated, and are expected to continue to fluctuate in the future, primarily as a result of seasonal variances and the timing of sales and costs associated with opening new stores. Non-capital expenditures, such as advertising and payroll, incurred prior to the opening of a new store are charged to expense as incurred. Therefore, our results of operations may be adversely affected in any quarter in which we incur pre-opening expenses related to the opening of new stores.

We have three distinct peak selling periods: Easter, back-to-school and Christmas. To prepare for our peak shopping seasons, we must order and keep in stock significantly more merchandise than we would carry during other parts of the year. Any unanticipated decrease in demand for our products during these peak shopping seasons could require us to sell excess inventory at a substantial markdown, which could reduce our net sales and gross margins and negatively affect our profitability. Our operating results depend significantly upon the sales generated during these periods.

Environmental

Compliance with federal, state and local provisions regulating the discharge of material into the environment or otherwise relating to the protection of the environment has not had a material effect upon our capital expenditures, earnings or competitive position. We believe the nature of our operations have little, if any, environmental impact. We therefore anticipate no material capital expenditures for environmental control facilities for our current fiscal year or for the near future.

Status of Publicly Announced New Products or Services

Caro Holdings Inc. has no new publicly announced products or services.

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Employees

We have no employees. Initially, our officer and director furnish their time to the development of the Company at no cost. We do not foresee hiring any employees in the near future. We will engage independent contractors to help design and develop our website and marketing efforts.

Reports to Security Holders

Once this Offering is declared effective, we will voluntarily make available an annual report including audited financials on Form 10-K to security holders. We will file the necessary reports with the SEC pursuant to the Exchange Act, including, but not limited to, current reports on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding the Company and filed with the SEC at http://www.sec.gov.

Description of Property

Our principal business and corporate address is 28th Floor Cityland Pasong Tamo Tower U2807, 2210 Chino Roces Avenue (Pasong Tamo), Makati City, Philippines 1230; our telephone number is +632-893-8909. Our facilities are provided for approximately $15 per month. We have no intention of finding, in the near future, other facilities during our development stage.

We do not, currently, have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us. We may become involved in material legal proceedings in the future.

Market Price of and Dividends of the Registrant's Common Equity and Related Stockholder Matters

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OCTBB and OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

All of the 4,500,000 shares of common stock outstanding as of March 31, 2016, were owned by our sole officer and director Rozh Caroro, and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future. The Company's board of directors, currently, plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the board of directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 45,000 shares as of March 31, 2016, or

•	the average weekly trading volume of our common stock on the OTCQB during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

45

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. An investor may be charged a fee to obtain the necessary legal opinions for resale under Rule 144.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Financial Statements and Selected Financial Data

The following financial information summarizes the more complete historical financial information included in this Prospectus.

From Inception (March 29, 2016) to March 31, 2016

Total expenses	$7,075
Operating revenue	$-
Net loss from continuing operations	$(7,075)
Net loss per common share: Basic and Diluted	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	4,500,000
Cash dividends declared per common share	$-
Property and equipment, net	$-
Long-term debt	$-
Stockholders' equity	$10,925

From Inception (March 29, 2016) to March 31, 2016

Cash used in operating activities	$-
Cash used in investing activities	$-
Cash provided by financing activities	$18,000
Cash and cash equivalents	$18,000

46

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Prospectus beginning on page F-1.

Going Concern

We have a history of operating losses, as we have focused our efforts on raising capital and building our services. The report of our independent auditors issued on our financial statements as of and for the period ended March 31, 2016, expresses substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

Results of Operations

We have incurred $7,075 in expenses from inception (March 29, 2016) through March 31, 2016. Expenses consisted primarily of general administration expenses and professional fees related to our formation and for completing the registration statement of which this Prospectus is a part.

The following table provides selected financial data about the Company for the periods ended March 31, 2016.

Balance Sheet Data:	March 31, 2016
Cash	$18,000
Total assets	$18,000
Total liabilities	$7,075
Stockholders' equity	$10,925

Liquidity and Capital Resources

From March 29, 2016 (inception) through March 31, 2016, we have relied exclusively on funds raised from sales of shares of our common stock to our founder.

At present, we only have enough cash on hand to pay the completion of this Offering.

We plan to use the proceeds of this Offering to expand our business, primarily for our marketing efforts and for general working capital purposes. We may need to raise additional capital to carry out our business plan. There can be no assurance that we will be able to raise additional capital or if we are able to raise additional capital that the terms will be acceptable to us.

We had cash on hand of $18,000 at March 31, 2016. Our primary needs for cash are to expand our business. For the next 12 months, we require a minimum of $18,000 for professional fees related to being a reporting company.

During the period of inception (March 29, 2016) through March 31, 2016, we had a net increase in cash of $18,000.

Our sources and uses of funds were as follows:

47

Cash Flows from Operating Activities

We used net cash of $0 in our operating activities during the period ended March 31, 2016, consisting of a loss of $7,075, offset by increase in accrued liabilities of $6,000, and an increase of due to related party of $1,075.

Cash Flows from Financing Activities

Net cash provided by financing activities of $18,000 during the period of inception to March 31, 2016, consisted of cash proceeds from issuance of common stock to our founder.

Working Capital

As at March 31,
2016
Current assets	$18,000
Current liabilities	7,075
Working capital	$10,925

As of March 31, 2016, we had a net working capital of $10,925, which consisted of $18,000 cash, and current liabilities of $6,000 accrued liabilities, as well as $1,075 Due to related party.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business in the foreseeable future. Since inception, we have generated no revenue and accumulated operating losses. In addition, we do not have sufficient working capital to meet current operating needs in the foreseeable future. All of these factors raise substantial doubt about our ability to continue as a going concern.

Cash Requirements

We will require additional cash as we expand our business. Our plans to compete in the used car sales business will require us to acquire additional inventory and incur operating expenses. Initially, to carry out these plans we will need to raise additional capital. There can be no assurance that we will be able to raise additional capital or, if we are able to raise additional capital, the terms we be acceptable to us.

These conditions indicate a material uncertainty that casts significant doubt about our ability to continue as a going concern. We require additional debt or equity financing to have the necessary funding to continue operations and meet our obligations. We have continued to adopt the going concern basis of accounting in preparing our financial statements.

We estimate that we will require approximately $18,000, or approximately $1,500 per month, to continue as a going concern in the foreseeable future. The financial statements included in this Prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business. If we continue to sustain losses and lack sufficient capital, we may have to curtail operations and you could lose your investment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

48

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Those estimates and judgments will, also, affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Directors and Executive Officers

Each of our directors is elected by our stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by our board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Rozh Caroro Candanay Norte, Siquijor, Siquijor	40	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director

Rozh has held the positions of director, President, CEO, CFO, Secretary, and Treasurer since March 29, 2016. The person named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officer and director set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934.

Background Information about Our Officers and Directors

Rozh Caroro

Rozh Caroro, age 40, has been engaged in the apparel business and health and beauty industry since 2002. Her experience as a dealer in marketing and selling apparel such as footwear, dresses, bags, and other kitchen products with Marikina Shoe Exchange out of the Philippines is a tremendous asset to our Company as we embark on marketing, selling, and distributing sock subscriptions. In addition, since 2002 Ms. Caroro has gained valuable experience with a Philippines online and catalogue company called Natasha, where as a dealer she has marketed and sold dresses, footwear, bags, beauty products, and intimate apparel. Since 2003, Ms. Caroro has been an active dealer with Royale Business Club, where she markets and sells health and beauty products throughout the Philippines. Since 2005 to present Ms. Caroro has also worked in the Municipal Circuit Trial Court of Siquijor, Siquijor at various capacities, however since 2014 to present she is the Officer in Charge where she is responsible for making monthly reports and overseeing various court procedures. Combing her experience and passion for retail sales and marketing along with her administrative strengths, Ms. Caroro has the experience and tools to execute the business plan of the sock subscription business

No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

49

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the Company is the subject of any pending legal proceedings.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do not have any family relationship between each other.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against such person related to such person's involvement in any type of business, securities, or banking activity.

50

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. Thus, there is a potential conflict of interest, in that our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on our board of directors.

Executive Compensation

We incorporated our business in March 2016. No salaries have been paid by us at any time through March 31, 2016. We have not entered into any employment agreements with our officers.

The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at March 31, 2016:

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Rozh Caroro President, CEO, CFO, Secretary, Treasurer, director	2016	0	0	0	0	0	0	0	0

Employment Contracts

There is no employment contract with Rozh Caroro at this time, nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future. Our board of directors will determine future compensation, and, as appropriate, employment agreements.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

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No Compensation to Director

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director. Our director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our board of directors may award special remuneration to any director undertaking any special products on our behalf, other than products ordinarily required of a director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan ("LTIP") Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Directors Term of Office

Our director is appointed to hold office until the next annual meeting of our stockholders, until her or her respective successor is elected and qualified, or until she resigns or is removed in accordance with the applicable provisions of Nevada law. Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of her or her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. If our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

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Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on March 31, 2016, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and officers, and

•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common Stock	Rozh Caroro Candanay Norte, Siquijor, Siquijor	4,500,000	100%

_______________

(1)

The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)	Each shareholder owns his or her shares directly.

(3)	Based on 4,500,000 shares issued and outstanding as of March 31, 2016.

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Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

On March 29, 2016, 4,500,000 shares of our common stock was issued to Rozh Caroro, an officer of the Company, at the price of $0.004 per share (a total of $18,000).

Shareholder loan

From inception of the Company (March 29, 2016) until the financial statement date of March 31, 2016, there was a shareholder loan of $1,075 from Rozh Caroro.

Rozh Caroro is a founder and, therefore, may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Parties

In March 2016, the sole director and Chief Executive Officer of the Company, Rozh Caroro,paid $1,075 on behalf of the Company for the business operation purpose.

From inception of the Company (March 29, 2016) through the period ended March 31, 2016, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

54

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Audited Financial Statements of the Company for the period of inception (March 29, 2016) to March 31, 2016.

FINANCIAL STATEMENTS AND EXHIBITS

CARO HOLDINGS INC.

FINANCIAL STATEMENTS

55

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Caro Holdings Inc.

Makati City, Philippines

We have audited the accompanying balance sheet of Caro Holdings, Inc. (the "Company") as of March 31, 2016 and the related statements of operations, change in shareholders' equity and cash flows for the period from March 29, 2016 (inception) through March 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caro Holdings Inc. as of March 31, 2016 and the results of its operations and its cash flows for the period from March 29, 2016 (inception) through March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

JUNE 27, 2016

F-1

CARO HOLDINGS INC.

BALANCE SHEET

March 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$18,000
Total Current Assets	18,000

TOTAL ASSETS	$18,000

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
Accrued liabilities	6,000
Due to related party	1,075
Total Current Liabilities	7,075

SHAREHOLDERS' EQUITY
Preferred stock, 75,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding as of March 31, 2016	-
Common stock, 75,000,000 shares authorized, $0.00001 par value; 4,500,000 shares issued and outstanding as of March 31, 2016	45
Additional paid-in capital	17,955
Accumulated deficit	(7,075)
TOTAL SHAREHOLDERS' EQUITY	10,925

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$18,000

The accompanying notes are an integral part of these audited financial statements

F-2

CARO HOLDINGS INC.

STATEMENT OF OPERATIONS

For the period from March 29, 2016 (inception) to March 31, 2016

OPERATING EXPENSES
General and administration expenses	7,075
TOTAL OPERATING EXPENSES	7,075

NET LOSS	$(7,075)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	4,500,000

The accompanying notes are an integral part of these audited financial statements

F-3

CARO HOLDINGS INC.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the period from March 29, 2016 (inception) through March 31, 2016

	Common Shares	Par Value Common Shares	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders' Equity (Deficit)

Balance as of March 29, 2016 (inception)	-	-	-	-	-
Issuance of 4,500,000 shares of common stock	4,500,000	45	17,955	-	18,000
Net loss	-	-	-	(7,075)	(7,075)
Balance as of March 31, 2016	4,500,000	$45	$17,955	$(7,075)	$10,925

The accompanying notes are an integral part of these audited financial statements

F-4

CARO HOLDINGS INC.

STATEMENT OF CASH FLOWS

For the period from March 29, 2016 (date of inception) to March 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued liabilities	6,000
Due to related party	1,075
NET CASH USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Shares issued for cash	18,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	18,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$18,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest and income taxes:
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these audited financial statements

F-5

CARO HOLDINGS INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Caro Holdings Inc. (the "Company") was incorporated in the State of Nevada on March 29, 2016 and is engaged in the subscription box business with its initial focus on offering sock subscriptions to its customers. Our subscription box will be a package of socks that will be sent directly to a customer on a recurring basis. Our subscription sock boxes are a marketing strategy and a method of product distribution, allowing us to target a wide range of customers and cater to their variety of specific needs and interests.

The Company has elected March 31 as its year end.

NOTE 2 – GOING CONCERN UNCERTAINTY

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $7,075, and a net loss for the period from March 29, 2016, date of inception, to March 31, 2016. The Company has not generated any revenues and is still in the early stages of establishing a market for the products it sells.These factors raise substantial doubt about our ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes that the current actions to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. There are no assurances that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America ("US GAAP").

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid short-term deposits which are unrestricted as to withdrawal and use, and which have maturities of three months or less when purchased.

F-6

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Fair Value of Financial Instruments

ASC 820, "Fair Value Measurements and Disclosures", defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

The Company's financial instruments include cash and cash equivalents and accrued liabilities. It is management's opinion that the carrying values are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their stated interest rate approximates current rates available.

Management believes it is not practical to determine the fair value of accounts payable and accrued liabilities, and note payable to related parties and lease and management arrangement with related parties, if any, because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Net Income (Loss) per Share

Basic net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed similar to basic net income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. If applicable, diluted net income per share assumes the conversion, exercise or issuance of all common stock instruments, such as convertible notes, unless the effect is to reduce a loss or increase earnings per share.

F-7

Income Taxes

Income tax expense is based on reported income before income taxes. The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Recently Issued Accounting Pronouncements

In August 2015, the FASB issued ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date". The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes". The amendments in ASU 2015-17 eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent. The amendments in this ASU are effective for public business entities for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The amendments may be applied prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities". The amendments in ASU 2016-01, among other things, requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income; Requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; Requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables); Eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The new guidance permits early adoption of the own credit provision. In addition, the new guidance permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. The adoption of ASU 2016-01 is not expected to have a material impact on the Company's consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)". Among other things, in the amendments in ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: A lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and A right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted for all public business entities and all nonpublic business entities upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

F-8

NOTE 4 – INCOME TAXES

For the periodfrom March 31, 2016, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 31, 2016, the Company had approximately $7,100 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2036. The provision for income taxes consisted of the following components for the year ended March 31:

The components of the Company's deferred taxes assets are as follows:

March 31, 2016

Deferred tax assets	2,406
Less: valuation allowance	(2,406)
Deferred tax assets, net	$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	34%
Increase in valuation allowance	(34)%
Effective income tax rate	0.0%

NOTE 5 – RELATED PARTY TRANSACTIONS

In March 2016, the sole director and Chief Executive Officer of the Company, Rozh Caroro,paid $1,075 on behalf of the Company for the business operation purpose. As of March 31, 2016, there was $1,075 due to this related party. Also see Note 6 for shares issued to related party.

NOTE 6 – STOCKHOLDERS' EQUITY

As of March 31, 2016, the Company's authorized capital was 150,000,000 shares including 75,000,000 share of preferred stock with a par value of $0.00001 and 75,000,000 shares of common stock with a par value of $0.00001.

On March 29, 2016, the Company issued 4,500,000 restricted shares of common stock at a price of $0.004 per share to Rozh Caroro for cash proceeds of $18,000.

NOTE 7 – SUBSEQUENT EVENT

On April 19, 2016, the Company entered into a contract for the lease of its virtual corporate administration and operating office in Makati City, Philippines. The lease commenced on April 19, 2016 and expires on April 19, 2017. The annual rent is PHP6,600 (approximately $144).

F-9

18,500,000 Shares

Common Stock

Preliminary Prospectus

Through and including [_____________], 2016 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[          ], 2016

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Securities and Exchange Commission registration fee	$19.79
Legal and SEC filing fees	$8,500
Accounting	8,500
Printing of Prospectus	500
Miscellaneous	500
TOTAL	$18,019.79

Offering expenses will be paid by cash on hand and any shortfall will be lent by the officers. Assuming we sell all 18,500,000 shares of our common stock under this offering at an initial public offering price of $0.01 per share, the amount of proceeds available to the Company will be $185,000.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the certificates which represent those securities have a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 29, 2016, 4,500,000 shares of our common stock was issued to Rozh Caroro, an officer of the Company, at the price of $0.004 per share (a total of $18,000).

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the founders of the Company and certificates which represent those securities have a restrictive legend. No written agreement was entered into regarding the sale of shares of common stock to the Company's founders.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are included with this registration statement filing:

Exhibit No.	Description

3.1*	Articles of Incorporation

3.2*	By-laws

5*	Opinion re: Legality

23.1*	Consent of Independent Auditors

23.2*	Consent of Counsel (See Exhibit 5)

99.1*	Subscription Agreement

_____________

* Filed herein.

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(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

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ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 27, 2016.

CARO HOLDINGS INC.
(Registrant)

By:	/s/ Rozh Caroro
Rozh Caroro
President (principal executive officer), Chief Financial Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 27, 2016	By:	/s/ Rozh Caroro
Rozh Caroro
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

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